SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2011

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Form of Restricted Stock Unit Award Agreement

On December 14, 2011, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Northwest Natural Gas Company (the “Company”) approved a new form of Restricted Stock Unit Award Agreement (the “RSU Agreement”), which is expected to be used for grants of Restricted Stock Units (“RSUs”) to executive officers and other employees in February 2012. Beginning in 2012, the Committee has decided to grant RSUs with a performance threshold instead of stock options under the long-term incentive portion of the Company’s executive compensation program.

An RSU obligates the Company upon vesting of the RSU to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The RSUs become vested for 25% of the shares covered by each award on March 1 of each of the first four years after the grant date, except that no RSUs will vest on March 1 of any year if the Company’s return on common equity for the preceding year does not exceed the Company’s average cost of long-term debt for the preceding five years. If a “change in control” of the Company occurs, the return on equity performance threshold will be deemed satisfied for all remaining years, and RSUs will become 100% vested if, within two years after the change in control, the RSU holder’s employment is terminated by the Company without “cause” or by the RSU holder for “good reason.” If an RSU holder’s employment terminates as a result of “retirement,” death or disability, the continued employment condition for RSU vesting will be deemed satisfied, and RSUs will then continue to vest if the performance condition is satisfied for applicable years. If an RSU holder’s employment terminates other than as a result of “retirement,” death or disability, any RSUs that are not vested, or that do not become vested, upon termination of employment will be forfeited. The RSU Agreement also includes clawback provisions under which the Company may recover amounts from RSU holders under certain circumstances involving a restatement of the Company’s financial statements. The form of RSU Agreement, including definitions of terms in quotes above, is filed as Exhibit 10.1 and incorporated by reference herein.

Amendment of Long Term Incentive Plan

On December 15, 2011, the Board of Directors approved amendments to the Company’s Long Term Incentive Plan (the “Plan”) to clarify that RSUs may be granted under the Plan. The Plan previously authorized grants of restricted stock, so the amendments were considered mere clarifications. The amended Plan is filed as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Restricted Stock Unit Award Agreement under the Long Term Incentive Plan.

10.2	Long Term Incentive Plan, as amended as of December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: December 19, 2011	/s/ MARDILYN SAATHOFF
MardiLyn Saathoff
Chief Governance Officer & Corporate Secretary

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